Exhibit 10(j)


                   Special Project Bonus Program - Seasons 52
                          Effective Date: May 29, 2006

                                  Blaine Sweatt

Purpose

This Special Project Bonus Program is based on the further development of Seasons 52 into a financially viable restaurant concept (the "Project").

In recognition of the exceptional level of effort and commitment required of the New Business team to successfully complete the Project, and the potential to significantly impact Darden Restaurants, Inc. (the "Company") and its shareholder value, the New Business Development team will be placed on a Special Project Bonus Program as provided for within the Darden Restaurants, Inc. Management and Professional Incentive Plan ("MIP").

The Term of Special Project

The Special Project Bonus Program will be in effect for a defined period of two years, FY07 through FY08.

Components  of the  Special  Project  Bonus  Program  Award

1. Upon successful completion of the Project, the individual will be entitled to a Special Project Bonus Program payment in the amount of $2,831,050 payable, if at all, at the times set forth in paragraphs 4 through 7, and subject to the further terms and conditions of this Program agreement.

2. Successful completion of the Project will be determined solely by the Company's Board of Directors (the "Board"). The successful completion decision is not subject to review by arbitration or otherwise as to whether the decision is reasonable.

3. Subject to paragraph 8, the Compensation Committee of the Company's Board of Directors (the "Committee") shall conduct an initial review of the success of the Project as soon as practicable after the end of FY07. At such time, if the Board determines not to pay any amounts under paragraph 4 (full pay) or paragraph 5 (partial pay), no amounts will be paid until and unless the conditions set forth in paragraph 6 or paragraph 7 apply.

4. Full Payment after Initial Review. Subject to the "Eligibility" and "Additional Conditions" provisions below, if there has been a successful completion of the Project as of the end of FY07, as determined solely by the Board, the Special Project Bonus amounts will be paid to the participant as soon as practicable thereafter, but no later than August 31, 2007. In such case, all amounts paid under this paragraph 4 will be in satisfaction of all rights or entitlements to which the participant might otherwise be entitled under this Program and no further amounts will be owed hereunder at any later date. Any decision to make a payment (or not make a payment) under this paragraph 4 is not subject to review by arbitration or otherwise and the Board's and Committee's decisions are final and binding on all parties.

5. Partial Payment after Initial Review. Subject to the "Eligibility" and "Additional Conditions" provisions below, if, at the end of FY07, the Board has not determined that the Project has been successfully completed, and the Project is not discontinued or terminated, the Committee may approve a payment to the participant of such amount as the Committee, in its sole discretion, determines is appropriate under the circumstances. The participant shall have no right to any payment under this paragraph 5. If the Committee determines, in its sole discretion, to make any such


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Special Project Bonus Program
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     payment,  the payment will  constitute a Special Project Bonus for purposes of this Agreement. The amount under this paragraph 5 will be paid no later than August 31, 2007, and will be taken into account in calculating any amounts awarded under paragraph 6 or paragraph 7. Any decision to make a payment (or not make a payment) under this paragraph 5 is not subject to review by arbitration or otherwise and the Committee's decision is final and binding on all parties.

6. Full Payment after Second Review. Unless a full payment is made under paragraph 4, or the Project is discontinued or terminated under paragraph
     8, the Committee shall conduct a second review of the success of the Project at any time prior to July 2008. Subject to the "Eligibility" and "Additional Conditions" provisions below, if there has been a successful completion of the Project, as determined solely by the Board, the Special Project Bonus amounts (less any amounts that are paid pursuant to paragraph
     5) will be paid to the participant as soon as practicable thereafter, but no later than August 31, 2008. In such case, all amounts paid under this paragraph 6 (together with any amounts paid under paragraph 5) will be in satisfaction of all rights or entitlements to which the participant might otherwise be entitled under this Program and no further amounts will be owed hereunder at any later date. Any decision to make a payment (or not make a payment) under this paragraph 6 is not subject to review by arbitration or otherwise and the Committee's decisions are final and binding on all parties.

7. Partial Payment after Second Review. Subject to the "Eligibility" and "Additional Conditions" provisions below, if, at the time of the second review described in paragraph 6, the Board has not determined that the Project has been successfully completed, and the Project is not discontinued or terminated, the Committee may approve a payment to the participant of such amount as the Committee, in its sole discretion, determines is appropriate under the circumstances. The participant shall have no right to any payment under this paragraph 7. If the Committee determines, in its sole discretion, to make any such payment, the payment (together with any payment made under paragraph 5) will constitute a Special Project Bonus for purposes of this Agreement. The amount under this paragraph 7 will be paid no later than August 31, 2008, and (together with any amount paid under paragraph 5) will be in satisfaction of all rights or entitlements to which the participant might otherwise be entitled under this Program. Any decision to make a payment (or not make a payment) under this paragraph 7 is not subject to review by arbitration or otherwise and the Committee's decision is final and binding on all parties.

8. Discontinuance or Termination. If, at any time during the two-year Project period, the Project is discontinued or terminated by the Company or the Board for any reason, all Special Project Bonus payments not otherwise paid earlier will not be paid. The decision to discontinue or terminate the Project is not subject to review by arbitration or otherwise as to whether the decision is reasonable.

9. Determinations Prior to Effective Date. Notwithstanding anything to the contrary herein, if, for any reason, prior to the Effective Date, the Company or the Board determines that the Project has been successfully completed or discontinues or terminates the Project, the participant shall not receive any payments pursuant to this Program.

Eligibility

To be eligible for the Special Project Bonus payout, the participant must be an active employee of a Company subsidiary on the date the Project is determined to be successfully completed (or on the date the Committee determines that an amount is otherwise payable), if it is so determined, or must have retired from a Company subsidiary after having attained age 55 or older with 10 or more years of Company
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tenure or after having  qualified for  long-term  disability  status,  after the effective date of this Program but before the Committee's determination. If a participant terminates employment for any other reason prior to the time the Committee determines that an amount is otherwise payable, the participant will lose any right to any amounts hereunder. Participants have no vested rights to payments until and unless the Board determines the Project successfully completed or the Committee determines that an amount is otherwise payable.

Participants will continue to be eligible for the Special Project Bonus payment until the earliest of the following occurs:
     >>   The Special Project Bonus is paid to the participant; or
     >> The Project is discontinued or terminated by the Company or the Board for any reason; or
     >>   The end of FY08.

If a participant undertakes work on another special project, other than Seasons 52, and is therefore simultaneously involved in two or more special project assignments, the participant's opportunity under this program will be not reduced.

Notwithstanding anything herein to the contrary, a participant who directly or indirectly, becomes an employee, officer, director, manager, consultant or who otherwise becomes affiliated with or provides services to any employer, entity, enterprise or company which directly competes with the Company's restaurant business will forfeit all rights or entitlements to the Special Project Bonus.

MIP Participation

Participation   in  this  Special   Project   Bonus   Program  will  not  affect
participant's participation under the MIP Plan in accordance with its terms.

FlexComp Participation

Earnable compensation defines the wages used for calculating the participant's FlexComp awards. If a Special Project Bonus award is paid under this agreement, such amount shall not be included in "earnable compensation" for FlexComp award purposes.

Restricted Stock Awards

If the Special Project Bonus award is paid to the participant, the participant will be eligible to receive a Restricted Stock Award equal to 50% of the Special Project Bonus amount. The Company reserves the right to substitute cash, stock equivalents, or other form of current compensation of comparable value for the Restricted Stock Awards.

Ownership of Concept

All ownership of the concept, including designs, trademarks and all intellectual or other property, shall be vested in and owned by the Company at all times, whether or not the concept is determined to be successful or otherwise.

Additional Conditions

The terms and conditions stated in this document do not constitute a contract of employment nor a guarantee of future benefits except as specifically stated. In
addition,   this  Special  Project  Bonus  Program  is  subject  to  the  terms, conditions, and limitations of the MIP and is not intended to supercede such terms, conditions, and limitations. Without limiting the generality of the foregoing, no payment will be made under the terms of this Special Project Bonus Program unless the requirements of Part (III)(C) of the MIP
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are met, as certified by the Committee,  and any such payment will be limited in accordance with the terms of Part (III)(C) of the MIP. Any dispute or disagreement concerning this agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions thereof, and will be subject to binding arbitration in Orlando, Florida in accordance with the rules and regulations of the American Arbitration Association.

By signing below, the participant acknowledges that the participant is not entitled to any other amounts or interests under this or any other Special
Project Bonus Program other than as stated herein. The participant further agrees and understands that this agreement constitutes the entire agreement between the parties with respect to the matters dealt with herein, and supersedes all previous proposals, negotiations, representations, commitments, writings, agreements, documents and all other communications between the parties, both oral and written, with respect to such matters.



/s/ Blaine Sweatt                          /s/ Dan Lyons           6/16/06
------------------------------------      --------------------------------------
Participant Signature       Date          Dan Lyons              Date
                                          Senior Vice President, Human Resources
/s/ Jack Snow           6/16/06
------------------------------------
Jack Snow                   Date
Senior Vice President,
Compensation & Benefits